Exhibit 99.1

Media Contact: Jennifer Leggio Sourcefire 650-260-4025 jleggio@sourcefire.com	Investor Contact: Staci Mortenson ICR 203-682-8273 Staci.Mortenson@icrinc.com

SOURCEFIRE ANNOUNCES SECOND QUARTER 2012 RESULTS

Second Quarter 2012:

•	Revenue: $50.6 million, an increase of 39% year-over-year

•	Adjusted Net Income: $4.9 million, or $0.16 per diluted share

COLUMBIA, Md., July 31, 2012 – Sourcefire, Inc. (Nasdaq:FIRE), a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal second quarter ended June 30, 2012.

“Strong demand for our core next-generation IPS offering powered by the FirePOWER platform and our growing distribution capability continue to drive our positive financial results,” said Marty Roesch, Chief Technology Officer and Interim CEO of Sourcefire. “In the real world, rapid change is the current state-of-play for IT environments and companies require awareness and context about their environment in order to more effectively protect their enterprise. Our expanded set of solutions is a significant enabler that allows our customers to see more, and thus protect more. We will continue to invest in innovation and our go-to-market initiatives, and we remain confident in our ability to drive significant levels of growth.”

Financial Summary

•	Total Revenue - Revenue for the second quarter of 2012 was $50.6 million compared to $36.5 million in the second quarter of 2011, an increase of 39%.

•

GAAP Net Income - Net income was $1.1 million for the second quarter of 2012, or $0.04 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net loss of $0.4 million, or a loss of $0.01 per diluted share, in the second quarter of 2011.

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Adjusted Net Income - Adjusted net income for the second quarter of 2012, which excludes stock-based compensation expense, amortization of acquired intangible assets and other acquisition-related expenses, and includes an assumed tax rate of 35%, was $4.9 million, or $0.16 per diluted share. This compares to adjusted net income of $2.4 million, or $0.08 per diluted share, for the second quarter of 2011, which excludes stock-based compensation expense, amortization of acquired intangible assets and other acquisition-related expenses, and includes an assumed tax rate of 35%.

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Cash and Cash Flow - As of June 30, 2012, the Company’s cash, cash equivalents and investments totaled $181.9 million. For the second quarter of 2012, net cash provided by operating activities was $2.6 million and the Company generated free cash flow of $1.1 million.

Recent Company Highlights

Revenue Growth

•	Increased U.S. commercial revenue to $27.6 million, up 31% over 2Q11.

•	Increased international revenue to $14.7 million, up 55% over 2Q11.

•	Increased U.S. federal sector revenue to $8.3 million, up 43% over 2Q11.

Innovation & Recognition

•	Positioned as a leader and the most visionary vendor in Gartner’s Magic Quadrant for Intrusion Prevention Systems.

•	Positioned as the leader in the NSS Labs’ first Security Value Map (SVM) for Intrusion Prevention Systems (IPS) based on security effectiveness and total cost of ownership (TCO).

•

Expanded the FireAMP product line by launching FireAMP Mobile, one of the first products that identifies and remediates advanced malware using big data analytics and delivers real-time visibility and the control needed to secure against threats targeting Android-based devices.

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Announced new advancements for delivering increased visibility and control to help enterprises protect against advanced threats that result from mobility and Bring Your Own Device (BYOD) challenges. The combination of FireSIGHT® and the newly introduced FireAMP™ Mobile solution provide organizations with Information Superiority that helps them identify mobile devices connecting to the network, determine whether a device is at risk and then take measures to protect it.

Third Quarter 2012 Outlook

Based on information as of July 31, 2012, Sourcefire expects revenue for the third quarter of 2012 in the range of $54.0 million to $56.0 million, net income per diluted share in the range of $0.04 to $0.06 and, on an adjusted basis, net income per diluted share in the range of $0.19 to $0.21. Sourcefire’s expectation of adjusted net income per diluted share excludes stock-based compensation expense of $7.2 million to $7.4 million and amortization of acquired intangible assets of approximately $0.3 million, and includes an assumed 35% tax rate.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Sourcefire considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP adjusted net income, adjusted net income per share, adjusted income from operations, adjusted income from operations as a percentage of revenue and free cash flow.

Sourcefire uses these non-GAAP measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance and enhancing an overall understanding of its past financial performance, because they help to show underlying trends in the Company’s business that otherwise may not be evident because of the effect of the expenses excluded in these measures. Sourcefire uses these non-GAAP measures internally, and believes they are useful to investors in evaluating the performance of its business. Furthermore, the Company uses many of these measures to establish budgets and operational goals for managing its business.

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of its business, Sourcefire excludes certain charges and credits that are required by GAAP. These non-GAAP measures exclude (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of the Company’s business in the ordinary course. For 2012 Sourcefire expects non-GAAP results to be adjusted to reflect the effect of an assumed tax rate of 35%. Sourcefire believes this adjustment provides useful information to both management and investors because it normalizes the tax rate and approximates the Company’s expected full year GAAP tax rate.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call and Webcast

On Tuesday, July 31, 2012 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com.

Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: (877)-712-7037

Calling from other countries: (253) 237-1122

Pass code: 97853114

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize network security risks. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire provides customers with Agile Security® that is as dynamic as the real world it protects and the attackers against which it defends. Trusted for more than 10 years, Sourcefire has been consistently recognized for its innovation and industry leadership with numerous patents, world-class research, and award-winning technology. Today, the name Sourcefire has grown synonymous with innovation, security intelligence and agile end-to-end security protection. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the third quarter of 2012 and expectations of future growth.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the third quarter of 2012 and expectations of future growth could change, the risk that the medical leave of absence for the CEO, announced on July 2, 2012, could disrupt the Company’s business and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

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Sourcefire, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Products	$29,794	$20,857	$55,487	$36,655
Technical support and professional services	20,804	15,597	41,413	30,581

Total revenue	50,598	36,454	96,900	67,236

Cost of revenue:
Products	8,682	6,036	17,171	10,771
Technical support and professional services	2,837	2,158	5,270	4,020

Total cost of revenue	11,519	8,194	22,441	14,791

Gross profit	39,079	28,260	74,459	52,445

Operating expenses:
Research and development	10,661	8,074	20,089	15,036
Sales and marketing	19,764	15,198	38,968	29,276
General and administrative	5,911	4,692	11,355	9,365
Depreciation and amortization	1,133	923	2,317	1,888

Total operating expenses	37,469	28,887	72,729	55,565

Income (loss) from operations	1,610	(627)	1,730	(3,120)
Other income (expense), net	11	(52)	8	(58)

Income (loss) before income taxes	1,621	(679)	1,738	(3,178)
Provision (benefit) for income taxes	508	(280)	558	(3,239)

Net income (loss)	$1,113	$(399)	$1,180	$61

Net income (loss) per share - basic	$0.04	$(0.01)	$0.04	$0.00
Net income (loss) per share - diluted	$0.04	$(0.01)	$0.04	$0.00

Weighted average shares outstanding used in computing per share amounts:
Basic	29,714,500	28,537,437	29,470,671	28,387,427
Diluted	30,961,421	28,537,437	30,669,716	29,286,095

Stock-based compensation expense for the three and six months ended June 30, 2012 and 2011 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (product)	$93	$62	$171	$121
Cost of revenue (services)	211	109	377	219

Stock-based comp expense included in cost of revenue	304	171	548	340

Research and development	1,184	803	2,156	1,500
Sales and marketing	2,137	1,384	3,883	2,708
General and administrative	1,244	952	2,389	1,945

Stock-based comp expense included in operating expenses	4,565	3,139	8,428	6,153

Total stock-based compensation expense	$4,869	$3,310	$8,976	$6,493

Sourcefire, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$77,537	$59,407
Investments	104,388	98,407
Accounts receivable, net	47,065	54,914
Inventory	5,868	4,285
Deferred tax assets	11,320	11,339
Prepaid expenses and other current assets	8,249	7,718
Property and equipment, net	13,874	12,233
Goodwill	15,000	15,000
Intangible assets, net	5,139	5,822
Other long-term assets	19,042	14,802

Total assets	$307,482	$283,927

Liabilities
Accounts payable and accrued expenses	$21,919	$23,237
Deferred revenue	67,226	61,570
Other liabilities	1,361	1,263

Total liabilities	90,506	86,070

Stockholders’ Equity
Common stock	29	28
Additional paid-in capital	231,315	213,402
Accumulated deficit	(14,369)	(15,549)
Accumulated other comprehensive income (loss)	1	(24)

Total stockholders’ equity	216,976	197,857

Total liabilities and stockholders’ equity	$307,482	$283,927

Sourcefire, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income (loss)	$1,113	$(399)	$1,180	$61

Adjustments to reconcile net income to net cash provided by (used in) operating activities	1,521	(6,946)	21,131	(148)

Net cash provided by (used in) operating activities	2,634	(7,345)	22,311	(87)

Net cash used in investing activities	(7,573)	(9,815)	(13,109)	(17,893)

Net cash provided by financing activities	5,087	1,879	8,928	2,560

Net increase (decrease) in cash and cash equivalents	148	(15,281)	18,130	(15,420)

Cash and cash equivalents at beginning of period	77,389	54,271	59,407	54,410

Cash and cash equivalents at end of period	$77,537	$38,990	$77,537	$38,990

Sourcefire, Inc.

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income (loss) from operations	$1,610	$(627)	$1,730	$(3,120)
Amortization of acquisition-related intangible assets	342	252	684	504
Other acquisition-related expenses*	769	667	1,436	1,456
Stock-based compensation expense	4,869	3,310	8,976	6,493

Adjusted income from operations	$7,590	$3,602	$12,826	$5,333

Adjusted income from operations as % of total revenue	15.0%	9.9%	13.2%	7.9%

Reconciliation of adjusted net income:
GAAP net income (loss)	$1,113	$(399)	$1,180	$61
Stock-based compensation expense	4,869	3,310	8,976	6,493
Amortization of acquisition-related intangible assets	342	252	684	504
Other acquisition-related expenses**	769	781	1,436	1,684
Tax credit for research and experimentation	—	—	—	(2,001)
Income tax adjustment***	(2,152)	(1,562)	(3,934)	(3,164)

Adjusted net income	$4,941	$2,382	$8,342	$3,577

Adjusted net income per share - basic	$0.17	$0.08	$0.28	$0.13
Adjusted net income per share - diluted	$0.16	$0.08	$0.27	$0.12

Weighted average number of shares - basic	29,714,500	28,537,437	29,470,671	28,387,427
Weighted average number of shares - diluted	30,961,421	29,391,215	30,669,716	29,286,095

*	Includes the accrual of retention obligations related to the hiring of former Immunet employees and other acquisition-related costs
**	Includes the accrual of retention obligations related to the hiring of former Immunet employees, the increase in the fair value of acquisition-related contingent consideration and other acquisition-related costs.
***	Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an estimated tax rate of 35%.

Reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$2,634	$(7,345)	$22,311	$(87)
Purchase of property and equipment	(1,534)	(1,441)	(4,076)	(2,714)

Free Cash Flow	$1,100	$(8,786)	$18,235	$(2,801)

Sourcefire, Inc.

Supplemental Operating Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Number of deals in excess of $500,000	13	10	25	22
Number of deals in excess of $100,000	83	67	162	120
Number of new customers	98	96	182	160
Percentage of channel-influenced deals	43%	51%	47%	50%
Total channel partners	691	469
Number of full-time employees at end of period	519	426

Revenue Composition by Geography:
United States	71%	74%	69%	73%
International	29%	26%	31%	27%

Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	41%	40%	38%	40%
New customer product revenue	18%	17%	20%	15%
Recurring support services revenue	38%	40%	39%	42%
Professional services revenue	3%	3%	3%	3%

Total	100%	100%	100%	100%